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                            STOCK PURCHASE AGREEMENT



                                  by and among



                    CORESTAFF, INC. ("COREStaff or Buyer"),

                     DYNAMIC DATA SOLUTIONS, INC. ("DDS"),

                       DDS EUROPE LIMITED ("DDS Europe"),

                                      and

                the SELLERS listed on the Signature page hereto
                                  ("Sellers")




                         Dated as of December 12, 1997



================================================================================

                                CORESTAFF, INC.
                            STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS

                                                                                                                     PAGE
         1.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.      Purchase and Sale of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (a)      Basic Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (b)      Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (c)      Earn-Out Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 (d)      Date and Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 (e)      Purchase Price Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 (f)      Post-Closing Adjusted Purchase Price Adjustment . . . . . . . . . . . . . . . . . . . . . . . 8
                 (g)      The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 (h)      Deliveries at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.      Representations and Warranties Concerning the Transaction  . . . . . . . . . . . . . . . . . . . . . . 9
                 (a)      Representations and Warranties of the Sellers . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (i)     Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          (ii)    Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (iii)   Broker's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (iv)    Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (b)      Representations and Warranties of the Buyer . . . . . . . . . . . . . . . . . . . . . . . .  10
                          (i)     Organization of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (ii)    Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (iii)   Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (iv)    Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          (v)     Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.      Representations and Warranties Concerning the Targets  . . . . . . . . . . . . . . . . . . . . . . .  11
                 (a)      Organization, Qualification, and Corporate Power  . . . . . . . . . . . . . . . . . . . . .  12
                 (b)      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (c)      Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (d)      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (e)      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (f)      Events Subsequent to Most Recent Year End . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 (g)      Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (h)      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 (i)      Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (j)      Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (k)      Real Property Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 (l)      Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (m)      Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23



                               CORESTAFF, INC.
                          STOCK PURCHASE AGREEMENT
                                     -i-

                 (n)      Notes and Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (o)      Powers of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (p)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 (q)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (r)      Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (s)      Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (t)      Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (u)      Environment, Health, and Safety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (v)      Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (w)      Certain Business Relationships with the Targets . . . . . . . . . . . . . . . . . . . . . .  30
                 (x)      Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (y)      Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 (z)      Payments to Officials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.      Pre-Closing Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (a)      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (b)      Notices and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (c)      Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (d)      Preservation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 (e)      Full Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (f)      Notice of Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (g)      Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 (h)      Preparation of Financial Statements; Delivery of Financial Information  . . . . . . . . . .  33
                 (i)      Delivery of Schedules; Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.      Additional Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (a)      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 (b)      Litigation Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (c)      Transition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (d)      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 (e)      Monitoring Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (f)      Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (g)      Section 338(h)(10) Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (h)      Additional Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 (i)      Covenant Not to Compete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 (j)      Conduct of Business During Earn-Out Period  . . . . . . . . . . . . . . . . . . . . . . . .  37
                 (k)      ADC and Disney Bad Debts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.      Conditions to Obligations to Close . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (a)      Conditions to Obligation of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 (b)      Conditions to Obligations of the Sellers  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.      Remedies for Breaches of This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (a)      Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (b)      Indemnification Provisions for Benefit of the Buyer . . . . . . . . . . . . . . . . . . . .  41





                                CORESTAFF, INC.
                            STOCK PURCHASE AGREEMENT

                 (c)      Limitations and Manner of Satisfaction  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 (d)      Indemnification Provisions for Benefit of the Sellers . . . . . . . . . . . . . . . . . . .  43
                 (e)      Matters Involving Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 (f)      Determination of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (g)      Exclusive Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (h)      Payment; General Right of Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (i)      Tax Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         9.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (a)      Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 (b)      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (a)      The Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (b)      Press Releases and Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 (c)      No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (d)      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (e)      Succession and Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (f)      Facsimile/Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (g)      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 (h)      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 (i)      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (j)      Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (k)      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (l)      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 (m)      Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 (n)      Incorporation of Exhibits, Annexes, and Schedules . . . . . . . . . . . . . . . . . . . . .  50
                 (o)      Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 (p)      Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





                                CORESTAFF, INC.
                            STOCK PURCHASE AGREEMENT

                    LIST OF EXHIBITS, ANNEXES AND SCHEDULES


                                    EXHIBITS

Exhibit A                 Financial Statements
Exhibit B                 Form of Employment Agreement
Exhibit C                 Form of Employee Non-Competition Agreement
Exhibit D                 Form of Opinion of Sellers' Legal Counsel
Exhibit E                 Pro forma GAAP Adjustments


                                    ANNEXES

Annex I          Determination of EBIT
Annex II         Sellers' Disclosures
Annex III        Buyer's Disclosures


                                   SCHEDULES

Disclosure Schedule





                                CORESTAFF, INC.
                            STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT ("AGREEMENT") is entered into as of the 12th day of December, 1997, by and among CORESTAFF, INC., a Delaware corporation (the "BUYER"), DYNAMIC DATA SOLUTIONS, INC., a Texas corporation ("DDS"), DDS EUROPE LIMITED ("DDS EUROPE" and together with DDS, the "TARGETS"), and TERRI YOUNGER MILLER and KEVIN T. KENNEFICK (each individually referred to as "SELLER" and collectively, the "SELLERS"). The Buyer and the Sellers are referred to collectively herein as the "PARTIES."

         The Sellers in the aggregate own all of the outstanding capital stock of DDS, and DDS and the Sellers in the aggregate own all of the outstanding capital stock of DDS Europe.

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers, and the Sellers will sell to the Buyer, all of the outstanding capital stock of the Targets owned by the Sellers.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1.      DEFINITIONS.

                 "ADJUSTED PURCHASE PRICE" has the meaning set forth in Section 2(e) below.

                 "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

                 "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                 "AFFILIATED GROUP" means any affiliated group within the meaning of Code Sec. 1504 (or any similar group defined under a similar provision of state, local or foreign law).

                 "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                 "BUYER" has the meaning set forth in the preface above.

                 "CASH PORTION OF THE PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

                 "CLOSING" has the meaning set forth in Section 2(g) below.

                 "CLOSING DATE" has the meaning set forth in Section 2(g) below.

                 "CODE" means the Internal Revenue Code of 1986, as amended.

                 "CONFIDENTIAL INFORMATION" means all confidential information and trade secrets of the Targets including, without limitation, the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals.

                 "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

                 "CUSTOMER CONTRACT OR AGREEMENT" means any contract or agreement of the Targets related to (a) SAP training, education and change management services; (b) maintenance contracts for application software; (c) maintenance support arrangements, (d) reengineering and refurbishment arrangements; (e) consulting arrangements; (f) any other contract computer support services arrangement; and (g) agreements related to any other services provided by the Targets.

                 "DEFERRED INTERCOMPANY TRANSACTION" has the meaning set forth in Treas. Reg. Section 1.1502-13.

                 "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 below.

                 "DOCUMENTATION" has the meaning set forth in Section 4(l) below.

                 "EARN-OUT PAYMENT" has the meaning set forth in Section 2(c) below.

                 "EARN-OUT PAYMENT DETERMINATION" has the meaning set forth in
Section 2(d) below.

                 "EARN-OUT PAYMENT DISAGREEMENT NOTICE" has the meaning set forth in Section 2(d) below.

                 "EARN-OUT PERIOD" has the meaning set forth in Section 2(c) below.

                 "EBIT" means earnings before interest and taxes (prepared on an accrual basis of accounting and in accordance with GAAP, consistently applied), plus mutually agreed upon "ADJUSTMENTS" and "ADDBACKS" during the Earn-Out Period (as defined in Section 2(c) below), and as determined by Annex I attached hereto.


                                CORESTAFF, INC.
                            STOCK PURCHASE AGREEMENT

                 "E&Y EARN-OUT PAYMENT DETERMINATION" has the meaning set forth in Section 2(d) below.

                 "E&Y NET WORKING CAPITAL DETERMINATION" has the meaning set forth in section 2(f) below.

                 "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi employer Plan), or (d) Employee Welfare Benefit Plan or Material fringe benefit plan or program.

                 "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

                 "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCESS LOSS ACCOUNT" has the meaning set forth in Treas. Reg.
Section 1.1502-19.

                 "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                 "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

                 "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) below.

                 "FIRST EARN-OUT PAYMENT" has the meaning set forth in Section 2(c)(i) below.

                 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                 "GOVERNMENTAL AUTHORITY" shall mean any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

                 "INDEMNIFIED PARTY" has the meaning set forth in Section 8(d) below.

                 "INDEMNIFYING PARTY" has the meaning set forth in Section 8(d) below.


                                CORESTAFF, INC.
                            STOCK PURCHASE AGREEMENT

     "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (b) patents, patent applications, and provisional applications, including all continuations, divisionals and related applications, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data, and documentation, (e) to the extent legally protectable, trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) to the extent legally protectable, other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium).

     "INTENTIONAL FRAUD" shall mean a knowing and deliberately false statement as to a material fact, made with the intent to deceive the other Party, which is believed by the other Party and on which it relies and by which it is induced to act and does act to its injury.

     "JOINT AND SEVERAL" has the meaning set forth in Section 10(a) below.

     "KNOWLEDGE" means actual knowledge after reasonable investigation and inquiry, which inquiry shall include an inquiry of the employees of the Targets with responsibility for the matters in question.

     "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LICENSES" has the meaning set forth in Section 4(l) below.

     "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

     "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4(e) below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

     "NET WORKING CAPITAL" means total current assets less total current liabilities of the Targets (including but not limited to all deferred taxes), further reduced by any long-term debt of the Targets, as determined in accordance with GAAP, consistently applied.

     "NET WORKING CAPITAL DISAGREEMENT NOTICE" has the meaning set forth in
Section 2(f) below.

                                CORESTAFF, INC.
                            STOCK PURCHASE AGREEMENT

                 "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                 "PARTY" has the meaning set forth in the preface above.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "PRE-CLOSING ADJUSTMENT" has the meaning set forth in Section 2(e) below.

                 "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                 "PURCHASE PRICE" has the meaning set forth in Section 2(b) below.

                 "REPORTABLE EVENT" has the meaning set forth in ERISA Sec.
4043.

                 "SECOND EARN-OUT PAYMENT" has the meaning set forth in Section 2(c)(ii) below.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended.


                 "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                 "SELLER" has the meaning set forth in the preface above.

                 "SELLERS"  has the meaning set forth in the preface above.

                 "SEVERAL" has the meaning set forth in Section 10(a) below.

                 "SHARES" means the shares of common stock, par value $.01 per share, of DDS and the shares of common stock, par value L.1.00 per share, of DDS Europe.

                 "SOFTWARE PROGRAMS" has the meaning set forth in Section 4(l) below.


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                            STOCK PURCHASE AGREEMENT
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                 "SUBSIDIARY" means any corporation with respect to which
another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                 "TARGETS" has the meaning set forth in the preface above.

                 "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

                 "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2.      PURCHASE AND SALE OF SHARES.

                 (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his or her Shares for the consideration specified below in this Section 2.

                 (b) PURCHASE PRICE. The purchase price for the Shares to be purchased by Buyer, or such wholly-owned subsidiary of Buyer as Buyer shall so designate, from the Sellers pursuant to the terms hereof shall be composed of the Cash Portion of the Purchase Price (as hereinafter defined) and the Earn-Out Payment (as hereinafter defined). The Buyer agrees to pay to the Sellers the sum of $30,000,000 in cash (the "CASH PORTION OF THE PURCHASE PRICE") for the Shares to be purchased pursuant to the terms hereof. The Cash Portion of the Purchase Price shall be paid by Buyer to Sellers at the Closing by wire transfer to an account or accounts designated by each of Sellers.

         The Purchase Price shall be allocated among Sellers as follows: 75% shall be paid to Terri Younger Miller and 25% shall be paid to Kevin T. Kennefick. The sum of the Cash Portion of the Purchase Price and the Earn-Out Payment is collectively referred to herein as the "PURCHASE PRICE."

                 (c) EARN-OUT PAYMENT. In addition to the Cash Portion of the Purchase Price, the Buyer agrees to pay to the Sellers, if earned, the following earned payout amounts (the "EARN-OUT PAYMENT"):

                          (i) an earned payout amount (the "FIRST EARN-OUT PAYMENT") equal to the product of 6.0 multiplied by the remainder of
         (x) the EBIT of the Targets for the twelve





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         (12) month period ending December 31, 1998 less (y) $5,300,000;
         provided, however, that the First Earn-Out Payment shall never exceed $10,000,000; and

                          (ii) an additional amount (the "SECOND EARN-OUT PAYMENT") equal to the product of 5.0 multiplied by the remainder of
         (x) the EBIT of the Targets for the twelve (12) month period ending December 31, 1999 less (y) the greater of (a) EBIT of the Targets for calendar year 1998 or (b) $7,000,000; provided, however, that the Second Earn-Out Payment shall never exceed $12,500,000.

         Notwithstanding clauses (i) and (ii) above, if the EBIT of the Targets for the twelve (12) month period ending December 31, 1998 exceeds $7,000,000, then any EBIT of the Targets for the twelve (12) month period ending December 31, 1998 in excess of $7,000,000 shall be added to the EBIT of the Targets for the twelve (12) month period ending December 31, 1999 for purposes of calculating the Second Earn-Out Payment.

         The period from January 1, 1998 to December 31, 1999 shall be referred to as the "EARN-OUT PERIOD."

                 (d) DATE AND FORM OF PAYMENT. The First Earn-Out Payment and the Second Earn-Out Payment shall be payable by Buyer to Sellers in cash by March 15, 1999 and 2000, respectively, and shall be based on the internally-generated financial statements (which have been prepared under the direction of Buyer and subject to the review and approval of Sellers) of the Targets for the Earn-Out Period. In the event there is a dispute between Buyer and Sellers regarding the Earn-Out Payment or the internally-generated financial statements, the Earn-Out Payment and such financial statements shall be determined by Ernst & Young, LLP in accordance with this Agreement (at the joint expense of the Buyer and the Sellers), which determination (each an "E&Y Earn-Out Payment Determination") shall be submitted in writing to Buyer and Sellers no later than February 15, 1999, in the case of the First Earn-Out Payment, and February 15, 2000, in the case of the Second Earn-Out Payment.
If, within ten (10) business days after receipt of an E&Y Earn-Out Payment Determination, the Buyer and/or Sellers delivers written notice to the other Party that such Party disagrees with the E&Y Earn-Out Payment Determination (an "Earn-Out Payment Disagreement Notice"), then Buyer and Sellers shall attempt in good faith to mutually determine the correct amount of the Earn-Out Payment within five (5) business days after Buyer and/or Sellers delivers the Earn-Out Payment Disagreement Notice to the other Party. If Buyer and Sellers cannot in good faith mutually determine the amount of the Earn-Out Payments within such period, then Buyer and Sellers shall have ten (10) days following their receipt of such determination to object in good faith to the Earn-Out Payment, in which event the item or items in dispute shall be resolved by another "Big Six" accounting firm, as combined from time to time, mutually acceptable to Buyer and Sellers (whose decision shall be conclusive and binding on the Parties with respect to such disputed item(s)). Any adjustment in the Earn-Out Payment determined by such "Big Six" accounting firm shall be made within ten
(10) days following such resolution. In the event such resolution would result in an increase in the Earn-Out Payment, the cost of such "Big Six"





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                            STOCK PURCHASE AGREEMENT
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accounting firm shall be paid for solely by Buyer.  Conversely, in the event that such "Big Six" accounting firm determines that such resolution would result in a decrease in the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid for solely by Sellers. In the event that such "Big Six" accounting firm determines that no changes shall be made to the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid by the Party requesting such dispute resolution.

                 (e) PURCHASE PRICE ADJUSTMENT. The Net Working Capital of the Targets will be determined in accordance with the provisions hereof, by the Parties on or before five (5) days before the time of Closing and shall be based on the Targets' estimated financial statements as of December 31, 1997, which have been prepared in accordance with GAAP, consistently applied in a manner consistent with the pro forma GAAP adjusted financial statements attached hereto as Exhibit E, and provided to Buyer and the Sellers. In the event that the Net Working Capital is less or more than $3,061,520, the Purchase Price shall be adjusted on a dollar-for-dollar basis downward or upward, as the case may be (the "Pre-Closing Adjustment"). The Purchase Price adjusted by the Pre-Closing Adjustment is referred to herein as the "Adjusted Purchase Price."

                 (f) POST-CLOSING ADJUSTED PURCHASE PRICE ADJUSTMENT. In the event there is a dispute between Buyer and Sellers regarding the Net Working Capital of Targets as of December 31, 1997, the Net Working Capital of Targets as of December 31, 1997 will be determined in accordance with the provisions hereof, by the Parties at the time of Closing or within thirty (30) days thereafter. In the event the Parties are still unable to agree on or to calculate the Net Working Capital of Targets as of December 31, 1997, Ernst & Young, LLP shall prepare the calculation of the Net Working Capital of Targets (at the joint expense of the Buyer and the Sellers), which calculation (the "E&Y Net Working Capital Determination") shall be submitted to Buyer and the Sellers not later than sixty (60) days after the Closing Date. If within ten
(10) business days after receipt of the E&Y Net Working Capital Determination, the Buyer and/or Sellers delivers written notice to the other Party that such Party disagrees with the E&Y Net Working Capital Determination (the "Net Working Capital Disagreement Notice"), then Buyer and Sellers shall attempt in good faith to mutually determine the correct amount of the Net Working Capital of Targets within five (5) business days after Buyer and Sellers delivers the Net Working Capital Disagreement Notice to the Other Party. If Buyer and Sellers cannot in good faith mutually determine the amount of the Net Working Capital of Targets within such period, then Buyer and Sellers shall have ten
(10) days following their receipt of such determination to object in good faith to the Net Working Capital of Targets, in which event the item or items in dispute shall be resolved by another "Big Six" accounting firm mutually acceptable to Buyer and Sellers (whose decision shall be conclusive and binding on the Parties with respect to such disputed item(s)). The Net Working Capital derived from such calculation shall be final, conclusive and binding on the Parties and the Adjusted Purchase Price will be further adjusted on a dollar-for-dollar basis by the amount by which the Net Working Capital of Targets is less or more than the difference between (x) $3,061,520 and (y) the Pre-Closing Adjustment. Any required additional payment on the part of the Sellers or Buyer, as the case may be, by virtue of this Section 2(f) shall be made to the other Party within ten (10) days following such resolution. In the event such resolution would result in an increase in the E&Y Net Working Capital Determination, the cost of such "Big Six" accounting firm shall be paid for solely by Buyer. Conversely, in the event that such "Big Six" accounting firm determines that such resolution would result in a decrease in the E&Y Net Working Capital





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Determination, the costs of such "Big Six" accounting firm shall be paid for solely by Sellers. In the event that such "Big Six" accounting firm determines that no changes shall be made to the Earn-Out Payment, the cost of such "Big Six" accounting firm shall be paid by the Party requesting such dispute resolution.

                 (g) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of DDS in Minneapolis, Minnesota commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Buyer and the Sellers may mutually determine (the "CLOSING DATE"); provided, however, that the Closing Date shall be no earlier than January 2, 1998, which date may be extended with the mutual consent of the Buyer and the Sellers.

                 (h) DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in
Section 7(b) below, (iii) each of the Sellers will deliver to the Buyer stock certificates representing all of his or her Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to each of the Sellers the consideration specified in Section 2(b) above as may be adjusted pursuant to Section 2(e) and (f) above.

         3.      REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

                 (a) REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to such Seller except as set forth in Annex II attached hereto.

                          (i) AUTHORIZATION OF TRANSACTION. Such Seller has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions, except that
         (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Such Seller need not give any notice to,





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                            STOCK PURCHASE AGREEMENT
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         make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                          (ii) NONCONTRAVENTION. Neither the execution and the delivery by such Seller of this Agreement, nor the consummation by such Seller of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which such Seller is a party or by which such Seller is bound or to which any of his or her assets is subject.

                          (iii) BROKER'S FEES. Such Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                          (iv) SHARES. Such Seller holds of record and owns beneficially the number of Shares set forth next to his or her name in
         Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests, options, warrants, rights, contracts, calls, commitments, equities, and demands. The Sellers hold all of the issued and outstanding shares of the Targets (other than the shares of DDS Europe held by DDS) and, upon the consummation of the transaction contemplated hereby, Buyer will hold all of the issued and outstanding shares of the Targets. Such Seller is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Targets (other than this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Targets. Such Seller hereby further represents and warrants that (i) all other Shares or options, rights, warrants or other interests in the equity of the Targets, if any, have been fully repurchased by the Targets prior to the Closing Date and (ii) there are no pending or threatened suits, claims or actions by any former holders of Shares or options, rights, warrants or other interests in the equity of the Targets with respect to the repurchase of such former holders' equity interest in the Targets.

                 (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though





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made then and as though the Closing Date were substituted for the date of this
Agreement throughout this Section 3(b)), except as set forth in Annex III attached hereto.

                          (i) ORGANIZATION OF THE BUYER. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                          (ii) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                          (iii) NONCONTRAVENTION. Neither the execution and the delivery by the Buyer of this Agreement, nor the consummation by the Buyer of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                          (iv) BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                          (v) INVESTMENT. The Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGETS. The Sellers, represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule delivered by the Sellers to the Buyer on the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule may be updated one or more times prior to the date which is five (5) days prior to the Closing Date. Any updated Disclosure Schedule shall be delivered at or before the Closing. An updated Disclosure





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                                     - 11 -
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Schedule shall only be deemed to modify a representation and/or warranty made as of the date of this Agreement in the event, and only in the event, that the Sellers acted in good faith and used their best efforts when preparing the original Disclosure Schedule delivered to the Buyer as of the date of this Agreement. In the event any such updated Disclosure Schedule indicates, in the opinion of Buyer, acting reasonably, a Material change from the information previously provided to the Buyer, Buyer shall be entitled to terminate this Agreement notwithstanding any other provision contained in this Agreement by written notice delivered to the Sellers. An event or matter will be deemed to be "MATERIAL," to have a "MATERIAL" change in or in respect of, to have a "MATERIAL ADVERSE EFFECT" or to be "MATERIALLY" affected; provided that such loss is material or the loss may reasonably be expected to occur to the Targets or Buyer with respect to such event or matter, when taken together with all other related losses that may reasonably be expected to occur to the Targets or Buyer as a result of any such events or matters, would exceed $50,000 in the aggregate or unless such event or matter constitutes a criminal violation of law. For purposes of this paragraph, the word "LOSS" shall mean any and all direct or indirect payments, obligations, assessments, losses, losses of income, liabilities, costs and expenses paid or incurred, or reasonably likely to be paid or incurred, or that are reasonably expected to occur, including without limitation, penalties, interest on any amount payable to a third party as a result of the foregoing, and any legal or other expenses reasonably expected to be incurred in connection with defending any demands, claims, actions or causes of action that, if adversely determined, could reasonably be expected to result in losses, and all amounts paid in settlement of claims or actions; provided, however, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such loss (after taking into account any cost incurred in obtaining such proceeds). A Customer Contract or Agreement is "MATERIAL" if during the twelve months ended December 31, 1996 such Customer Contract or Agreement produced $25,000 of Gross Profit Margin less any bad debt specifically related to such Customer Contract or Agreement. Any item intended to be disclosed must be identified with the particular representation or warranty it is intended to limit and shall not be deemed to limit any other representation, warranty or covenant in the Agreement. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

                 (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of the Targets is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Targets is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification and where its failure to be so authorized could not reasonably be expected to have a material adverse effect on the Targets. Each





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of the Targets has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Targets. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Targets (as amended to date). The minute books containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of the Targets are correct and complete. Neither of the Targets is in default under or in violation of any provision of its charter or bylaws. The execution and delivery of this Agreement and the effectuation of the transactions contemplated hereby has been duly authorized by all of the directors and shareholders of each of the Targets, and each of the Targets will deliver to Buyer at the Closing complete and correct copies, certified by its secretary, of the resolutions duly and validly adopted by its directors and shareholders evidencing such authorization (which resolutions will not have been modified, revoked or rescinded in any respect prior to, and will be in full force and effect at, the Closing). No other corporate act or proceeding on the part of the Targets or the Sellers is necessary for the due and valid authorization of this Agreement or the transactions contemplated hereby.

                 (b) CAPITALIZATION. The entire authorized capital stock of DDS consists of 100,000 shares of common stock, par value $.01 per share (the "DDS Shares"), of which 1,000 DDS Shares are issued and outstanding and no DDS Shares are held in treasury. The entire authorized capital of DDS Europe consists of 1,000 shares of common stock, par value L.1.00 per share (the "DDS Europe Shares" and together with the DDS Shares, the "Shares"), of which 1,000 DDS Europe Shares are issued and outstanding and no DDS Europe Shares are held in treasury. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers (and, in the case of DDS Europe, by DDS) as set forth in Section 4(b) of the Disclosure Schedule. Except as set forth in
Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which either of the Targets is a party or which are binding upon the Targets providing for the issuance, disposition, or acquisition of any of their capital stock. There are no outstanding or authorized stock appreciation, phantom stock, deferred bonus programs, or similar rights with respect to the Targets. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no voting trusts, proxies, or any other agreements or understandings with respect to the voting of the capital stock of the Targets.

                 (c) NONCONTRAVENTION. Except as set forth in Section 4(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which either of the Targets is subject or any provision of the charter or bylaws of either of the Targets or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture,





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





agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which either of the Targets is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Targets do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, which they have not already obtained, in order for the Parties to consummate the transactions contemplated by this Agreement.

                 (d) SUBSIDIARIES. The Targets have no Subsidiaries, except that DDS Europe is a Subsidiary of DDS.

                 (e) FINANCIAL STATEMENTS. Attached hereto as Exhibit A are the financial statements (collectively the "FINANCIAL STATEMENTS"), including balance sheets, income statements, and cash flow statements, for DDS for each of the (i) fiscal years ended December 31, 1995 and 1996 (the "MOST RECENT FISCAL YEAR END"), (ii) the nine (9) month period ended September 30, 1997 (the "Most Recent Fiscal Quarter End"), and (iii) the interim period ended November 30, 1997 (the "Most Recent Fiscal Month End"). The Financial Statements for the Most Recent Fiscal Year End and the Most Recent Fiscal Quarter End shall have been audited by Ernst & Young, LLP. The Financial Statements have been prepared in accordance with GAAP, except as set forth in
Section 4(e) of the Disclosure Schedule.

                 (f) EVENTS SUBSEQUENT TO MOST RECENT YEAR END. Except as set forth in Section 4(f) of the Disclosure Schedule, since December 31, 1996, there has not been any adverse change in the assets, Liabilities, business, financial condition, operations, results or operations, or future prospects of the Targets. Without limiting the generality of the foregoing, except as set forth in Section 4(f) of the Disclosure Schedule, since that date:

                          (i)     The Targets have not sold, leased,
         transferred, or assigned any of their assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                          (ii) The Targets have not entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) either involving more than $50,000 or outside the Ordinary Course of Business;

                          (iii)   No party (including the Targets) has
         accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) or notified the Targets of such involving more than $50,000 to which either of the Targets is a party or by which it is bound;

                          (iv) The Targets have not imposed any Security Interest upon any of their assets, tangible or intangible;





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                            STOCK PURCHASE AGREEMENT
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                          (v)     The Targets have not made any capital
         expenditure (or series of related capital expenditures) either involving more than $50,000 singly or $200,000 in the aggregate, or outside the Ordinary Course of Business;

                          (vi) The Targets have not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $40,000 individually or $100,000 in the aggregate or outside the Ordinary Course of Business;

                          (vii) The Targets have not created, incurred, assumed, or guaranteed any indebtedness (including capitalized lease obligations) either involving more than $20,000 singly or $50,000 in the aggregate or outside the Ordinary Course of Business;

                          (viii) The Targets have not delayed or postponed (beyond their normal practice) the payment of accounts payable and other Liabilities;

                          (ix) The Targets have not settled, canceled, compromised, waived, or released any right, claim action or proceeding (or series of related rights, claims, actions or proceedings) either involving more than $50,000 or outside the Ordinary Course of Business;

                          (x) The Targets have not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                          (xi) There has been no change made or authorized in the charter or bylaws of the Targets;

                          (xii) The Targets have not issued, sold, or otherwise disposed of any of their capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of their capital stock;

                          (xiii) The Targets have not declared, set aside, or paid any dividend or distribution with respect to their capital stock or redeemed, purchased, or otherwise acquired any of their capital stock;

                          (xiv) The Targets have not experienced any damage, destruction or loss (whether or not covered by insurance) to their property;

                          (xv) The Targets have not made any loan to, or entered into any other transaction with, any of their directors, officers, and employees outside the Ordinary Course of Business giving rise to any claim or right on their part against the person or on the part of the person against them;





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                          (xvi)   The Targets have not entered into any
         employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                          (xvii) The Targets have not granted an increase outside the Ordinary Course of Business in the base compensation of any of their directors, officers, and employees;

                          (xviii) The Targets have not adopted any (A) bonus,
         (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance,
         (G) severance, or (H) other plan, contract or commitment for any of their directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment;

                          (xix) The Targets have not made any other change in employment terms for any of their directors, officers, and full-time staff employees;

                          (xx) The Targets have not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                          (xxi) The Targets have made no dividend, consulting or other payment to the Sellers, except for payments to the Sellers necessary to cover their federal and state income tax obligations as calculated on a cash basis for income tax purposes not in excess of the accrued earnings generated for the period from January 1, 1997 through the Closing Date and for employment salaries (not to exceed current compensation levels) to Sellers;

                          (xxii) There has not been any other Material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business by or directly involving the Targets; and

                          (xxiii) The Targets have not committed to any of the foregoing.

                 (g)      UNDISCLOSED LIABILITIES.  Except as set forth in
Section 4(g) of the Disclosure Schedule, the Targets do not have any Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against any of them giving rise to any Liability) which is individually in excess of $10,000, except for (i) Liabilities set forth on the face of the Financial Statements (rather than in any notes thereto), and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceedings, hearing, investigation, claim, or demand).





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                            STOCK PURCHASE AGREEMENT
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                 (h)      TAX MATTERS.  Except as set forth in Section 4(h) of
the Disclosure Schedule:

                          (i) The Targets have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Targets (whether or not shown on any Tax Return) have been paid when due. The Targets currently are not the beneficiary of any extension of time within which to file any Tax. No claim has ever been made by an authority in a jurisdiction where the Targets do not file Tax Returns that either of them is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Targets that arose in connection with any failure (or alleged failure) to pay any Tax.

                          (ii) The Targets have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party.

                          (iii) No Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Targets either (A) claimed or raised by any authority in writing or
         (B) as to which any of the Sellers has Knowledge based upon personal contact with any agent of such authority. Section 4(h) of the Disclosure Schedule lists all Tax Returns filed with any Governmental Authority with respect to the Targets for taxable periods ended on or after December 31, 1990, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Targets since December 31, 1990.

                          (iv) The Targets have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                          (v) The Targets have not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Targets have not made any payments, are not obligated to make any payments, or are not a party to any agreement that under certain circumstances could obligate either of them to make any payments that will not be deductible under Code Sec. 280G. The Targets have not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Targets have disclosed on their federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6661. The Targets are not parties to any Tax allocation or sharing agreement. The Targets have never been (or have any Liability for unpaid Taxes because it once was) a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than the Targets also was a member of the Affiliated Group.





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                            STOCK PURCHASE AGREEMENT
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                          (vi)    Section 4(h) of the Disclosure Schedule sets
         forth the following information with respect to the Targets as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Targets in their assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Targets; and (C) the amount of any deferred gain or loss allocable to the Targets arising out of any Deferred Intercompany Transaction.

                          (vii) The unpaid Taxes of the Targets do not exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Targets in filing their Tax Returns.

                 (i) TANGIBLE ASSETS. The Targets own or lease all tangible assets necessary for the conduct of their businesses as presently conducted. Except as set forth in Section 4(i) of the Disclosure Schedule, to Sellers' knowledge, each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                 (j)      REAL PROPERTY.  The Targets own no real property.

                 (k) REAL PROPERTY LEASES. Section 4(k) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Targets. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in Section 4(k) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(k) of the Disclosure Schedule, except as set forth in Section 4(k) of the Disclosure Schedule:

                          (i) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                          (ii) The Sellers shall use their best efforts to ensure that the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;





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                            STOCK PURCHASE AGREEMENT
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                          (iii)   The Targets are not in breach or default and,
         to Sellers' knowledge, no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                          (iv) To Sellers' knowledge, no party to the lease or sublease has repudiated any provision thereof;

                          (v) There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                          (vi) The Targets have not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                          (vii) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required to be obtained by the Targets in connection with the operation thereof and have been operated and maintained by the Targets in accordance with applicable laws, rules, and regulations in all material respects.

                 (l)      INTELLECTUAL PROPERTY.  Except as set forth in
Section 4(l) of the Disclosure Schedule:

                          (i) The Targets are the sole and exclusive owners of all right, title and interest in and have good, valid and marketable title to, or, as to third party rights identified in
         Section 4(l) of the Disclosure Schedule, have obtained a license to use all Intellectual Property necessary for the operation of the businesses of the Targets as presently conducted, free and clear of all mortgages, pledges, liens, security interest, conditional sales agreements, encumbrances or charges of any kind. Each item of Intellectual Property owned or used by the Targets immediately prior to the Closing hereunder will be owned or available for use by the Targets on identical terms and conditions immediately subsequent to the Closing hereunder. The Targets are the sole and exclusive owner of all right, title and interest in and have good, valid and marketable title to, or, as to third party programs identified in
         Section 4(l) of the Disclosure Schedule, have obtained a license to use and for the right to sublicense, the software programs developed, authored and/or licensed by the Targets including without limitation those software programs listed on Section 4(l) of the Disclosure Schedule (the "SOFTWARE PROGRAMS") and the Documentation, free and clear of all mortgages, pledges, liens, security interest, conditional sales agreements, encumbrances or charges of any kind. Section 4(l) of the Disclosure Schedule contains a complete list of all Software Programs, registered trademarks and service marks, all reserved trade names, all registered copyrights, all pending applications for registration of any marks or copyrights, and all filed patent





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         applications and issued patents used in, or otherwise necessary for the conduct of, the business of the Targets as heretofore conducted.

                          (ii) Section 4(l) of the Disclosure Schedule sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software Programs. In no instance has the eligibility of the Software Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

                          (iii) The Targets have enforced the trade secret protection program set forth in Section 4(l)of the Disclosure Schedule, and, except as set forth in Section 4(l) of the Disclosure Schedule, there has been no violation of such program by any person or entity. The source code and Documentation (except end-user manuals) relating to the Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by the Targets only to employees having a "need to know" the contents thereof in connection with the performance of their duties to the Targets and
         (iii) have not been disclosed to any third party.

                          (iv) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs, Documentation or Intellectual Property have executed the nondisclosure agreements set forth in Section 4(l) of the Disclosure Schedule and either (1) have been party to a written agreement with the Targets that has accorded the Targets full, effective, exclusive and original ownership of all the Software Programs, Documentation and Intellectual Property, or (2) have executed appropriate instruments of assignment in favor of the Targets as assignee that have conveyed to the Targets full, effective, and exclusive ownership of all the Software Programs, Documentation and Intellectual Property.

                          (v) Section 4(l) of the Disclosure Schedule contains a complete list of software libraries, compilers and other third-party software used in the development of the Software Programs.
         Section 4(l)of the Disclosure Schedule lists all license agreements for the use of all such software and, if any such software is not licensed, the basis of the use of such software by the Targets. All use of each of such Software Programs by the Targets has been in full compliance with the respective license agreement or other right of use listed on Section 4(l) of the Disclosure Schedule.

                          (vi) The Software Programs will perform in accordance with the technical specifications therefor and with the warranties set forth in the Licenses.

                          (vii) The Software Programs, the use thereof by the Targets and the use, license, sale or lease of the Software Programs, or of any part thereof, or of any copy, or of any part thereof, do not and will not infringe on, or contribute to the infringement of, any





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                            STOCK PURCHASE AGREEMENT
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         copyright, trade secret, or, to the knowledge of Sellers, any patent or any other exclusionary right of any third party in either the United States or any foreign country in which the Targets do business. No person or entity has asserted a claim that the use, license, sale or lease of any Software Program, or any part thereof, infringes or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the United States or any foreign country, and the Sellers are not aware of any basis for any such claim.

                          (viii) Except with respect to demonstration or trial copies, no portion of the Software Programs contains or will contain any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

                          (ix) The documentation of the Software Programs includes without limitation the source code (with comments) for all Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer, any programs (including compilers), "workbenches," tools and higher level (or "proprietary") language necessary for the development, maintenance and implementation of the Software Programs and any all materials relating to the Software Programs, including without limitation all notes, flow charts, programmer's or user's manuals (collectively, the "DOCUMENTATION").

                          (x) The Sellers have delivered to the Buyer correct and complete samples or copies of all trademarks, service marks, trade names, copyrights, patents, registrations, applications, licenses, agreements, and permissions (as amended to date) held by the Targets, and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property used in, or otherwise necessary for the conduct of, the business of the Targets as heretofore conducted, except as set forth in Section 4(l) of the Disclosure Schedule:

                                  (A)      the identified owner possesses all
                 right, title, and interest in and to the item;

                                  (B)      the item is not subject to any
                 outstanding judgment, order, decree, stipulation, injunction, or charge;

                                  (C)      no charge, complaint, action, suit,
                 proceeding, hearing, investigation, claim, or demand is pending or, to the Knowledge of any of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and





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                                  (D)      the Targets have never agreed to
                 indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                          (xi) The Sellers have supplied the Buyer with correct and complete copies of all third party licenses, sublicenses, agreements, and permissions (as amended to date) to which either of the Targets is a party. With respect to each such item, except as set forth in Section 4(l) of the Disclosure Schedule:

                                  (A)      the license, sublicense, agreement,
                 or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                                  (B)      the license, sublicense, agreement,
                 or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing;

                                  (C)      the Targets are not and, to the
                 knowledge of Sellers, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                                  (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                                  (E)      the underlying item of Intellectual
                 Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge;

                                  (F)      no charge, complaint, action, suit,
                 proceedings, hearing, investigation, claim or demand is pending or, to the knowledge of Sellers, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                  (G)      the Targets have not granted any
                 sublicense or similar right with respect to the license, sublicense, agreement, or permission.

                          (xii) Section 4(l) of the Disclosure Schedule sets forth a complete and accurate list of all licenses and sublicenses of the Software Programs (the "LICENSES") and of all customer trial agreements for the Software Programs granted by the Targets to other parties. Except as set forth in Section 4(l) of the Disclosure Schedule, all Licenses identified in Section 4(l) of the Disclosure Schedule constitute only end-user agreements, each of which grants the end user thereunder principally the nonexclusive right and license to use an identified Software Program and related user documentation, for internal purposes only, at





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         the sites specified in each agreement.  Except as set forth in Section
         4(l) of the Disclosure Schedule, all Licenses and trials of the Software Programs are governed by the Targets' standard license and customer trial agreements, respectively, true and correct copies of which have been provided to Buyer.

                 (m) CONTRACTS. Section 4(m) of the Disclosure Schedule lists the following contracts, agreements, and other written arrangements to which either of the Targets is a party:

                          (i) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum;

                          (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property or for the furnishing or receipt of services which either calls for performance over a period of more than one year or involves more than the sum of $50,000;

                          (iii)   any written arrangement concerning a
         partnership or joint venture;

                          (iv) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                          (v)     any written arrangement concerning
         confidentiality or noncompetition;

                          (vi) any written arrangement involving any of the Sellers and their Affiliates;

                          (vii) any written arrangement with any of its directors, officers, and employees in the nature of a collective bargaining agreement, employment agreement, or severance agreement;

                          (viii) any written arrangement under which the consequences of a default or termination could reasonably be expected to have an adverse effect on the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of either of the Targets;

                          (ix)    any written arrangement involving a
         governmental entity or quasi-governmental agency;




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                            STOCK PURCHASE AGREEMENT
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                          (x)     any written Customer Contract or Agreement;
         or

                          (xi) any other written arrangement (or group of related written arrangements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

         The Sellers have delivered to the Buyer a correct and complete copy of each written arrangement listed in Section 4(m) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect on the same or substantially similar terms immediately following the Closing; (C) the Targets are not and, to Sellers' knowledge, no other party is in Material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) no party has repudiated any provision of the written arrangement. Except as set forth in Section 4(m) of the Disclosure Schedule, the Targets are not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 4(m) of the Disclosure Schedule under the terms of this
Section 4(m). Based on the facts known to Sellers at Closing, no unfilled Material Customer Contract or Agreement obligating the Targets to perform services will result in a loss to the Targets upon completion of performance. Except as set forth in Section 4(m) of the Disclosure Schedule, neither of the Targets is a party to any contract, agreement or other arrangement which was not entered into in an arms-length transaction. None of either Target's current twenty-five (25) highest grossing revenue customers has Materially curtailed or terminated its relationship with it or has indicated that it will stop, or Materially decrease the rate of, buying services from it.

                 (n) NOTES AND ACCOUNTS RECEIVABLE. Except as set forth in Section 4(n) of the Disclosure Schedule, all notes and accounts receivable of the Targets are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are presently current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Targets.

                 (o) POWERS OF ATTORNEY. Except as set forth in Section 4(o) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Targets.

                 (p) INSURANCE. Section 4(p) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Targets have been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three (3) years:





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                            STOCK PURCHASE AGREEMENT
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                          (i)     The name, address, and telephone number of
         the agent;

                          (ii) The name of the insurer, the name of the policyholder, and the name of each covered insured;

                          (iii)   The policy number and the period of coverage;

                          (iv) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including deductibles and ceilings) of coverage; and

                          (v) A description of any retroactive premium adjustments or other loss-sharing arrangements.

         Except as set forth in Section 4(p) of the Disclosure Schedule, with respect to each such insurance policy: (A) the policy is legal, valid, binding, and enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately following the Closing Date; (C) the Targets are not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Section 4(p) of the Disclosure Schedule describes any self-insurance arrangements affecting the Targets.

                 (q) LITIGATION. Section 4(q) of the Disclosure Schedule sets forth each instance in which either of the Targets (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the Knowledge of any of the Sellers, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Governmental Authority or before any arbitrator. None of the Sellers has any knowledge that any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against either of the Targets.

                 (r) EMPLOYEES. To the knowledge of Sellers, no key employee or full-time group of employees has any plans to terminate employment with either of the Targets. Neither of the Targets is a party to or bound by any collective bargaining agreement. Except as set forth in Section 4(r) of the Disclosure Schedule, neither of the Targets has experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Targets have not committed any unfair labor practice. None of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Targets has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Targets.





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                 (s)      EMPLOYEE BENEFITS.  Section 4(s) of the Disclosure
Schedule lists all Employee Benefit Plans that the Targets maintain or to which the Targets contribute for the benefit of any current or former employee of the Targets. Except as set forth in Section 4(s) of the Disclosure Schedule:

                          (i) Each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code.

                          (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 162(k) have been met with respect to each Employee Welfare Benefit Plan.

                          (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Targets. All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued in accordance with the past custom and practice of the Targets with respect to each Employee Welfare Benefit Plan.

                          (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received a favorable determination letter from the Internal Revenue Service.

                          (v) The market value of assets under each Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of Liabilities thereunder (determined on a plan termination basis) as of the last day of the most recent plan year. No Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Sellers, threatened.

                          (vi) There have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment





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         of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers, threatened. None of the Sellers has any Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

                          (vii) The Sellers have delivered to the Buyer correct and complete copies of (A) the plan documents and summary plan descriptions, (B) the most recent determination letter received from the Internal Revenue Service, (C) the most recent Form 5500 Annual Report, and (D) all related trust agreements, insurance contracts, and other funding agreements which implement each Employee Benefit Plan.

                          (viii) The Targets have maintained all employee benefit plans in accordance in all material respects with the applicable statutory requirements, and all contributions (including all employer and employee contributions) which have accrued for periods prior to the Closing Date to such plans have been made.

         Neither of the Targets contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan. The Targets have not incurred, and none of the Sellers has any knowledge that the Targets will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that either of the Targets maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. Except as set forth in Section 4(s) of the Disclosure Schedule, the Targets do not maintain, nor have they ever maintained or contributed to, or ever been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 162(k)).

                 (t) GUARANTIES. Except as set forth in Section 4(t) of the Disclosure Schedule, neither of the Targets is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other person.

                 (u) ENVIRONMENT, HEALTH, AND SAFETY. Except as set forth in Section 4(u) of the Disclosure Schedule:

                          (i) To the Knowledge of Sellers, each of the Targets and its Affiliates has complied with all laws (including rules and regulations thereunder) of any Governmental Authority concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation, the violation of which would have a Material adverse effect.





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                            STOCK PURCHASE AGREEMENT
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                          (ii)    To the Knowledge of the Sellers, the Targets
         do not have any Liability (and there is no Basis related to the past or present operations, properties, or facilities of either of the Targets and its predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Targets giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law (or rule or regulation thereunder) of any Governmental Authority or common law remedy concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                          (iii) To the Knowledge of Sellers, the Targets do not have any Liability (and neither of the Targets and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could reasonably be expected to form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against the Targets giving rise to any Material Liability) for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

                          (iv) To the Knowledge of Sellers, the Targets do not have any Material Liability (and there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Targets giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any Governmental Authority concerning employee health and safety.

                          (v) To the Knowledge of Sellers, the Targets do not have any Material Liability (and the Targets have not exposed any employee to any substance or condition that could reasonably be expected to form the Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against the Targets giving rise to any Liability) for any illness of or personal injury to any employee.

                          (vi) To the Knowledge of Sellers, the Targets have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all laws of any Governmental Authority (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges





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         thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, the violation of which would have a Material adverse effect.

                          (vii) To the Knowledge of Sellers, all properties and equipment used in the business of the Targets have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2 trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

                          (viii) To the Knowledge of Sellers, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released in violation of law on any real property that the Targets own or ever have owned or that the Targets lease or ever have leased.

                 (v) LEGAL COMPLIANCE. Except as set forth in Section 4(v) of the Disclosure Schedule:

                          (i) The Targets have complied with all laws (including rules and regulations thereunder) of all Governmental Authorities, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against either of the Targets alleging any failure to comply with any such law or regulation.

                          (ii) The Targets have complied with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

                          (iii) The Targets have not violated in any respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act, or the Federal Trade Act, each as amended.

                          (iv) The Targets have complied with all applicable laws (including rules and regulations thereunder) relating to the residency status of foreign individuals which are employees of the Targets and obtaining the requisite visas, permits and other documentation to permit such individuals to work in the United States.





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                          (v)     The Targets have not:

                                  (A)      made or agreed to make any
                 contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the laws of any Governmental Authority;

                                  (B)      established or maintained any
                 unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason; or

                                  (C)      made or agreed to make any
                 contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for public office with regards to any Governmental Authority.

                          (vi) The Targets have filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all respects) under all applicable laws (including rules and regulations thereunder).

                          (vii) The Targets have possession of all records and documents they were required to retain under all applicable laws (including rules and regulations thereunder).

                 (w) CERTAIN BUSINESS RELATIONSHIPS WITH THE TARGETS. Except as set forth in Section 4(w) of the Disclosure Schedule, none of the Sellers and their Affiliates has been involved in any business arrangement or relationship with the Targets (except as an employee) within the past twelve
(12) months, and none of the Sellers and their Affiliates owns any property or right, tangible or intangible, which is used in the business of the Targets.

                 (x) BROKERS' FEES. The Targets do not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                 (y) BOOKS AND RECORDS. The Sellers have furnished the Buyer with true and complete copies of the books and records relating to the ownership and operation of the Targets. The books and records reflect all minutes and written consents adopted by the Boards of Directors or the Targets. The books and records have been maintained in accordance with applicable legal requirements and comprise all of the books and records relating to the ownership and operation of the Targets.

                 (z) PAYMENTS TO OFFICIALS. During the three year period prior to the date hereof, neither the Targets nor any of the Sellers on behalf of the Targets has paid or given or has authorized or committed to the payment or gift of money or anything of value to any official or employee of





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any government entity or instrumentality or any political party or candidate for political office for the purpose of influencing any governmental action or decision in order to obtain or retain business or to direct business to any other party.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                 (a) GENERAL. Each of the Parties will use his, her, or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).

                 (b) NOTICES AND CONSENTS. The Sellers will or will cause the Targets to give any notices to third parties required of the Targets by this Agreement or the transactions contemplated hereby, and will or will cause the Targets to use all reasonable efforts to obtain all third-party consents required of the Targets by this Agreement or the transactions contemplated hereby or in connection with the matters pertaining to the Targets disclosed or required to be disclosed in the Disclosure Schedule. Sellers will take additional actions (and the Sellers will cause the Targets to take all additional actions) that are reasonably necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that he, she, it or the Targets is required to give, make, or obtain as reasonably required by this Agreement or the transactions contemplated hereby in order that Buyer is able to conduct the business of the Targets in the same manner as it is currently being conducted; provided, however, that the Sellers shall not be required to pay any amounts to any such third parties in order to obtain such consents.

                 (c) OPERATION OF BUSINESS. The Sellers will not cause or permit the Targets to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Targets to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction of the sort described in Section 4(f) above.

                 (d) PRESERVATION OF BUSINESS. The Sellers will cause the Targets to keep their business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.





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                 (e)      FULL ACCESS.

                          (i) Each of the Sellers will permit, and the Sellers will cause the Targets to permit, representatives of the Buyer to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Targets, to all premises, properties, books, records, contracts, Tax records, and documents of or pertaining to the Targets. Buyer's on-site investigation of the Targets shall be limited to ten (10) business days and shall occur only after public announcement of the transactions contemplated by this Agreement, unless otherwise agree to by Buyer and the Sellers in writing; provided, however, that such limitation of time shall not otherwise limit Buyer's investigation of the Targets off-site. During Buyer's on-site investigation, Buyer shall not discuss any aspects of the operation of the Targets with any employee of the Targets, and Buyer shall direct all requests for information and material only through Terri Younger Miller or Kevin Kennefick, unless otherwise agreed to by Buyer and the Sellers in writing. Buyer shall not contact or speak or correspond with any lender, customer, employee or other person associated in business with the Targets without the written consent of the Targets.

                          (ii) Upon completion of the audits and following public announcement of the transactions contemplated by this Agreement and so long as this Agreement has not been terminated, Buyer shall arrange with Sellers a mutually agreeable time and place at which Buyer may conduct interviews with designated key employees and/or customers of the Targets mutually agreed to by Buyer and Sellers. Such interviews shall be in strict conformity with a format mutually agreed to by Buyer and the Sellers and shall take place and be completed wholly within the last ten (10) days prior to Closing.

                 (f) NOTICE OF DEVELOPMENTS. The Sellers will give prompt written notice to the Buyer of any material development affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Targets. Each Party will give prompt written notice to the others of any material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement. No disclosure by any Party pursuant to this Section 5(f) however, shall be deemed to amend or supplement Annex II, Annex III, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                 (g) EXCLUSIVITY. None of the Sellers will (and the Sellers will not cause or permit the Targets to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving the Targets or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Sellers will notify the Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.





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                 (h)      PREPARATION OF FINANCIAL STATEMENTS; DELIVERY OF
FINANCIAL INFORMATION. DDS will prepare (as soon as is reasonably practicable hereafter) the balance sheets as of, and the income statement and the cash flow statement for, the 12-month period ending December 31, 1995 and 1996 and for the 9-month period ending September 30, 1997 from its books and records and Sellers will cause such balance sheets and income statements to be audited by Ernst & Young LLP and will provide such records, documentation and assistance as may be requested by Ernst & Young LLP to complete such audit. Each of the Buyer and the Targets shall receive a copy of such audited financial statements. The Sellers shall pay thirty percent (30%) of the cost of such audit, subject to a cap of $6,000.00 to be paid by the Sellers, and Buyer shall pay the remaining cost of such audit. The Targets will prepare and deliver to Buyer, on a bi-weekly basis until the Closing Date, the financial and other information listed on Exhibit E hereto.

                 (i) DELIVERY OF SCHEDULES; ACCEPTANCE. Buyer acknowledges that the preparation and delivery of the Schedules to the Agreement may not be prepared and/or final at the time of the execution and delivery of the Agreement. As such, the parties agree as follows:

                          (i) the Sellers shall have the right to deliver the Schedules to the Agreement and/or to amend, restate and update the Schedules to the Agreement up to the date which is five (5) days prior to the Closing Date.

                          (ii) at least five (5) days prior to the Closing, the Seller shall deliver to the Buyer a complete copy of the proposed final Schedules to the Agreement noting all changes from the Schedules provided upon execution of the Agreement; and

                          (iii) Buyer shall notify Sellers at or prior to the Closing that either (i) Buyer accepts such revised Schedules, in which case they shall become part of this Agreement as if in existence on the date of this Agreement and all such disclosures made in such amended Schedules shall be deemed disclosed as if they had been disclosed in the Schedules as of the date of this Agreement or (ii) that Buyer in its sole discretion does not accept such Schedules and elects to terminate this Agreement.

         6.      ADDITIONAL COVENANTS.  The Parties further agree as follows:

                 (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers





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acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Targets, subject to Sellers' right to access to and to make copies of all such documents.

                 (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Targets, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

                 (c) TRANSITION. None of the Sellers or Buyer will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Targets from maintaining the same business relationships with the Targets after the Closing for a period of twenty-four (24) months thereafter as it maintained with the Targets prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the lines of businesses of the Targets to the Buyer from and after the Closing for a period of twenty-four (24) months thereafter.

                 (d) CONFIDENTIALITY. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of three (3) years from the Closing, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her, or its possession. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his reasonable best efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.





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                 (e)      MONITORING INFORMATION.  Prior to the Closing,
Sellers shall cause the Targets to deliver such information as may reasonably be requested by Buyer.

                 (f) LEASES. Sellers shall cause prior to the Closing Date, the Targets to obtain from its landlords (to the extent required under the pertinent premises lease) written consent to the assignment of all leases being indirectly assumed by Buyer, which assignments are deemed to have resulted from the transactions contemplated by this Agreement.

                 (g) SECTION 338(h)(10) ELECTION. The Sellers and Buyer shall join in making a timely election (but in no event later than sixty (60) days following the Closing) under Section 338(h)(10) of the Code and any similar state law provisions in all applicable states, with respect to the sale and purchase of the Shares pursuant to this Agreement, and each party shall provide to the others all necessary information to permit such elections to be made. Buyer and the Sellers shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such forms, returns, schedules and other documents as may be required) to effect and preserve timely elections. All income Taxes attributable to the elections made pursuant to this Section 6(g) including any income Taxes resulting from the change from cash-basis to accrual-basis accounting, shall be the liability of the Sellers; provided, however, that any increase in income Taxes resulting from the Section 338(h)(10) election (other than the change in accounting method) shall be the liability of Buyer. In connection with such elections, within one hundred twenty (120) days following the Closing Date, Buyer and the Sellers shall act together in good faith to determine and agree upon the "deemed sale price" to be allocated to each asset of the Targets in accordance with Treasury Regulation Section 1.338(h)(10)-1(f) and the other regulations under Section 338 of the Code. Notwithstanding the generality of the immediately preceding sentence, Buyer and the Sellers agree that the "deemed sale price" shall be allocated to the fixed assets and the monetary assets of the Targets at their fair market value as of the Closing Date as determined in accordance with GAAP, consistently applied, and the balance of the "deemed sale price" shall be allocated to goodwill and other intangible assets of the Targets, but in no event shall (A) the "deemed sale price" allocated to the non-competition covenant exceed $50,000, and (B) the "deemed sale price" allocated to the fixed assets exceed their depreciated book value. Both Buyer and the Sellers shall report the tax consequences of the transactions contemplated by this Agreement consistently with such allocations and shall not take any position inconsistent with such allocations in any Tax Return or otherwise. The Sellers shall be liable for, and shall indemnify and hold Buyer and the Targets harmless against, any Taxes or other costs attributable to (i) a failure on the part of the Sellers to take all actions required of them under this Section 6(g); or (ii) a failure on the part of DDS to qualify as an "S corporation" at the time of Closing.

                 (h)      ADDITIONAL TAX MATTERS.

                          (i) The Targets shall file with the appropriate governmental authorities all Tax Returns required to be filed by it for any taxable period ending prior to the Closing Date and the Targets shall remit any Taxes due in respect of such Tax Returns. The Sellers





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         shall have the right to review and, acting in good faith with reasonable judgment, approve the Tax Returns prior to filing.

                          (ii) Buyer and the Sellers recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Buyer and/or the Targets to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees to cause the Targets to (A) use its best efforts to properly retain and maintain such records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations with respect to such year, whichever is later, and (B) allow the Sellers and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of such records as such other party may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the other Party's expense.

                          (iii) The Sellers shall reimburse the Buyer for the Taxes for which they are liable pursuant to Section 6(h)(i) hereof, but which are payable in respect of Tax Returns to be filed by the Buyer pursuant to Section 6(h)(i) hereof within ten (10) business days after receipt by the Sellers of signed copies of such Tax Returns as filed; however, only to the extent such Taxes are in excess of the reserve for such Tax Liability used to determine the Net Working Capital of the Targets.

                 (i)      COVENANT NOT TO COMPETE.

                          (i) For a period of two (2) years from and after the Closing Date or two (2) years beyond the term of his or her employment with the Targets, whichever is longer, neither of the Sellers will (i) engage directly or indirectly in any business that is substantially similar to that conducted by the Targets as of the Closing Date within a one hundred (100) mile radius of any office of the Targets; (ii) service or solicit any current customer of the Targets relating to any business that is substantially similar to that conducted by the Targets; or (iii) offer employment to or attempt to induce any director, officer, employee, agent, or customer of the Targets to terminate such relationship with the Targets; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason of such ownership in any of the Targets' business;

                          (ii) If any Seller commits a breach, or overtly threatens to commit a breach, of any of the provisions of Section 6(i)(i) above, Buyer shall have the right and remedy to seek to have the provisions of Section 6(i)(i) specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and continuing damage to Buyer, the Targets and their affiliates, and that the exact amount of which would be difficult to ascertain and that in any





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         event money damages will not provide adequate remedy and Buyer shall be entitled to seek to obtain injunctive relief restraining any violation of Section 6(i)(i);

                          (iii) It is expressly understood and agreed that Buyer and the Sellers consider the restrictions contained in Section 6(i)(i) above to be reasonable and necessary for the purposes of preserving and protecting the business of the Targets and goodwill purchased by Buyer; and

                          (iv) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6(i) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                 (j) CONDUCT OF BUSINESS DURING EARN-OUT PERIOD. During the Earn-Out Period, Buyer (together with Sellers, as long as they remain employed by the Targets) shall be entitled to operate and manage the business of the Targets, consistent with prudent business practices. Buyer agrees that it will not, during the Earn-Out Period, unreasonably require that the business of the Targets be operated substantially differently than it was operated in the past, unreasonably change the prices charged or the level of compensation of full-time corporate employees or the level or nature of expenses of the Targets, unless the prior practices are unreasonable or imprudent. Among other things, during the Earn-Out Period, Buyer shall not, without the prior approval of the Sellers, which shall not unreasonably be withheld, (i) substantially change existing business plans and policies in a manner that materially increases the expenses or decreases the revenues of the Targets in a manner that adversely affects the calculation of EBIT for purposes of the Earn-Out Payment, (ii) materially restructure the organization, business, or employees (including by transferring employees or otherwise reducing the number of employees or the compensation and benefits payable to them or materially changing the terms of their employment) of the Targets or mix the business or revenues of the Targets with the businesses or revenues of any other subsidiaries or divisions of Buyer in a manner that adversely effects the calculation of EBIT for purposes of the Earn-Out Payment, (iii) cease or curtail in any material respect the business of the Targets, (iv) sell the stock or substantially all of the assets, directly or indirectly, to a third party without obtaining the written agreement of such third party to comply with the provisions of this Agreement, or (v) terminate the employment of the Sellers except in accordance with the employment agreements between each of the Sellers and DDS. In addition, during the Earn-Out Period, Buyer will provide such capital to the Targets as reasonably necessary to operate the business as provided in the budget of Targets as mutually agreed by Buyer and Sellers; provided, that in no event shall Buyer be required to fund capital to the Targets during the Earn-Out Period in excess of the capital withdrawn from the business of the Targets by Buyer. The Buyer will allow certain employees of Targets to participate in Buyer's incentive stock option program





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consistent with Buyer's policies in effect from time to time.  The Sellers agree not to cut staff, capital expenditures and G&A expenses or take other actions that are not consistent with prior practices and/or prudent business practices, and each agrees not to engage in any activity in order to increase current year profits of the business of the Targets at the expense of the longer term growth of the business of the Targets.

                 (k) ADC AND DISNEY BAD DEBTS. The Sellers shall be allowed to use commercially reasonable and legal collection efforts to pursue any accounts receivable of ADC Telecommunications, Inc. ("ADC") and Disney outstanding of the Closing Date which were written off by the Targets and not included in the calculation of the Net Working Capital of Targets; provided, however that such right to collect shall be subordinated to the approximately $168,346 in accounts receivable from ADC and Disney included on the Financial Statements of Targets and in the calculation of Net Working Capital and effected only after such amounts have been collected in full by the Targets. If such accounts receivable of ADC and/or Disney are paid to the Targets in excess of the amount stated on the Financial Statements of Targets, then Targets shall remit the proceeds from such accounts to the Sellers.

         7.      CONDITIONS TO OBLIGATIONS TO CLOSE.

                 (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                          (i) The representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                          (ii) The Sellers shall have performed and complied with all of their covenants hereunder in all Material respects through the Closing;

                          (iii) the Targets shall have procured all of the governmental or third party consents and approvals specified in
         Section 5(b) including any landlord consents related to any rental property and a consent from SAP America, Inc. relating to Targets' National Logo Partner Agreement;

                          (iv) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency within the jurisdiction of any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own, operate, or control the Shares or the Targets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);





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                          (v)     The Sellers shall have delivered to the Buyer
         a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                          (vi) The Buyer shall have received from each of Terri Younger Miller and Kevin T. Kennefick an executed employment agreement in the form and substance attached hereto as Exhibit B;


                          (vii) The Buyer shall have received from each of Terri Younger Miller and Kevin T. Kennefick an executed non-competition agreement in the form and substance attached hereto as Exhibit C;

                          (viii) The Buyer shall have received from counsel to the Sellers an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Buyer and dated as of the Closing Date;

                          (ix)    The Buyer shall have received the
         resignations, effective as of the Closing, of each director of the Targets designated by Buyer prior to the Closing;

                          (x) All officers, directors of the Targets and each of the Sellers shall have repaid in full all debts or other obligations, if any, owed by them to the Targets;

                          (xi) No Material adverse change shall have occurred before the Closing in Targets' business or their future business prospects;

                          (xii) All appropriate consents and shareholder authorizations of Targets shall have been obtained;

                          (xiii) The Buyer shall be satisfied that at Closing all facilities of the Targets are under legal, valid and binding leases or subleases, each of which have received all approvals of governmental authorities;

                          (xiv) Sellers shall have delivered to Buyer stock certificates evidencing all of the stock of the Targets in good delivery form and duly endorsed for transfer or accompanied by duly executed stock power or other appropriate assignment documents;

                          (xv) The Sellers shall have caused to be cancelled and the Targets shall have cancelled any stock options, deferred bonus programs, and phantom equity plans





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         outstanding as of the Closing Date, at no cost to Buyer.  Sellers shall have fully assumed all liabilities relating to the Target's 1997 Contingent Bonus Plan. Buyer shall be satisfied in its sole reasonable good faith discretion with existing non-compete arrangements with Targets' employees and with the existing employment arrangements with Targets' employees, including arrangements between the Target's employees and Terri Younger Miller and Kevin Kennefick;

                          (xvi) All liens and security interests securing debts of the Targets which have been paid in full prior to or at the Closing shall have been fully released of record to the reasonable satisfaction of the Buyer and all Uniform Commercial Code financing statements or other filings of any kind whatsoever, covering or evidencing such debts, liens and/or security interests shall have been terminated;

                          (xvii) No unsatisfied liens for the failure to pay Taxes of any nature whatsoever shall exist against the Targets, or against or in any way affecting any of the Shares; and

                          (xviii) All deferred taxes of the Targets and all other tax related issues of the Targets shall have been accrued and/or discharged by the Targets (except for income Taxes payable by the Sellers).

                 The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

                 (b) CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                          (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                          (iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency within the jurisdiction of any Governmental Authority wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);





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                          (iv)    the Buyer shall have delivered to the Sellers
         a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                          (v) the Buyer shall have received from each of Terri Younger Miller and Kevin Kennefick an executed employment agreement in the form and substance attached hereto as Exhibit B;

                          (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby will be satisfactory in form and substance to the Sellers; and

                          (vii) the Targets shall have procured all of the governmental or third party consents and approvals specified in
         Section 5(b) including any landlord consents related to any rental property and a consent from SAP America, Inc. relating to Targets' National Logo Partner Agreement.

                 The Sellers may waive any condition specified in this Section 7(b) if they execute a writing so stating at or prior to the Closing.

         8.      REMEDIES FOR BREACHES OF THIS AGREEMENT.

                 (a) SURVIVAL. Except as otherwise specifically provided in this Agreement, all of the representations, warranties and covenants of the Sellers (other than the representations and warranties of the Sellers contained in Section 3 or Section 4(h) above) shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of two (2) years thereafter. All of the representations and warranties of Sellers contained in Section 3 and Section 4(h) of this Agreement and the representations, warranties and covenants of Buyer shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect for the statute of limitations.

                 (b)      INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                          (i) In the event the Sellers breach any of their Joint and Several representations, warranties, and covenants contained herein during the period such representations, warranties and covenants survive, and provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to Section 10(h) below within the applicable survival period, then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).





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                          (ii)    In the event any of the Sellers breaches (or
         in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his or her Several representations, warranties, and covenants contained herein, and provided that the particular representation, warranty, or covenant survives the Closing and that the Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(h) below within the applicable survival period, then such Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                          (iii) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Targets arising under United States Treasury Reg. Section 1.1502-6 (because the Targets once was a member of an Affiliated Group during any part of any consolidated return year within any part of which consolidated return year any corporation other than the Targets also was a member of the Affiliated Group).

                          (iv) Each of the Sellers agree to indemnify the Buyer from and against the entirety of any Taxes which may become due and owing to any Governmental Authority by reason of the sale of the Targets to Buyer.

                          (v) Each of the Sellers agree to indemnify the Buyer from and against the entirety of any Adverse Consequences which may become due and owing by reason of the Targets's failure to properly obtain any visas required for employees of the Targets to work in the United States.

                          (vi) Each of the Sellers shall be liable for, and hereby indemnifies, the Buyer for all income Taxes imposed on the Targets with respect to any taxable year or period beginning before and ending on the Closing Date; provided, however, that such indemnity shall be made only to the extent such Taxes are in excess of the reserve; if any, for such Tax Liability as reflected in the Financial Statements or in the computation of the Net Working Capital. In order to apportion appropriately any income Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the Parties hereto shall, to the extent permitted or not prohibited by applicable law, elect with the relevant taxing authority, if required or necessary, to terminate the taxable year of the Targets as of the Closing Date. In any case where applicable law does not permit the Targets to treat such date as the end of a taxable year or period, then whenever it is necessary to determine the liability for income





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         Taxes of the Targets, for a portion of a taxable year or period, such determination shall (unless otherwise agree to in writing by the Buyer and the Sellers) be determined by a closing of the Targets' books, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. In no event shall such apportionment of income Taxes be greater than the income Taxes which would have been allocated to the Targets if such income Taxes had been based upon a time period in proportion to the number of days during such taxable year or period the Sellers and the Buyer owned the stock in the Targets.

                 (c) LIMITATIONS AND MANNER OF SATISFACTION. The Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Sellers contained in Section 4 above and Section 8(b)(ii)-(vi) above (i) until the Buyer has suffered aggregate losses by reason of all such breaches and specific indemnities in excess of a $25,000 deductible and (ii) in excess of $3,000,000 ($10,000,000 in the case of Section 4(l) above); provided, however, that the limitation set forth in (i) and (ii) above specifically shall not apply to the liability of any Seller with respect to Adverse Consequences resulting from or attributable to Intentional Fraud by the Sellers. Any indemnification payment shall be payable first from the Earn-Out Payment, and specifically the Earn-Out Payment for the year in which the claim arises, and second from the Cash Portion of the Purchase Price (and then only to the extent that the Earn-Out Payment is not sufficient to permit the payment in full of the indemnification claims), up to a maximum of $1,500,000. All indemnification payments hereunder to be made by the Sellers shall be paid by the Sellers, and shall be sought by the Buyer from the Sellers, only on a pro-rata basis in accordance with the percentage of the Purchase Price payable to each of them, except that claims under Several representations, warranties, or covenants of a particular Seller shall be paid by and sought against only that Seller. Further, except with respect to matters relating to title and ownership of Intellectual Property, all indemnification claims against the Sellers under Section 4(l) of this Agreement shall be made only as a result of claims or actions brought by third parties unrelated in ownership to the Buyer or its Affiliates and shall not be initiated by the Buyer or its Affiliates unless and until such third party actions had been initiated.

                 (d) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLERS. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to
Section 10(h) below within the applicable survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

                 (e) MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the





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Indemnified Party shall notify each Indemnifying Party thereof promptly;
provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given written notice of the matter that the Indemnifying party is assuming the defense thereof, (A) the Indemnifying Party will have the right to defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given written notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, but subject to the provisions of clause (c) of the preceding sentence. At any time after commencement of any such action, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Parties to the action for a monetary settlement payable solely by such Indemnifying Party (which does not burden or restrict the Indemnified Party nor otherwise prejudice him or her), whereupon such action shall be taken unless the Indemnified Party determines that the dispute should be continued, and the Indemnifying Party shall thereafter be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Indemnified Party may be liable with respect to such action. In addition, the Party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

                 (f) DETERMINATION OF LOSS. The amount of indemnification to be paid by any Party to another Party hereto shall be reduced by (i) any insurance proceeds received, including both defense and indemnification costs, with respect to any insurance policy maintained by the Targets providing coverage with respect to any of the Adverse Consequences; and (ii) any Tax benefits received by Buyer as a result of any of the Adverse Consequences (utilizing the Applicable Rate as the discount rate). All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.





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                 (g)      EXCLUSIVE REMEDY.  The Buyer and Seller acknowledge
and agree that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of both the Buyer and Sellers for any breach of the representations and warranties of either Party.

                 (h) PAYMENT; GENERAL RIGHT OF OFFSET. The Indemnifying Parties shall promptly pay to such Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which such Indemnified Party may become entitled to by reason of the provisions of this Agreement, subject to the provisions and limitations in this Section 8. Furthermore, and in lieu of receiving a cash payment from the Sellers, Buyer, in good faith, may elect to offset against any Earn-Out Payment, including any interest payable thereon, payable to Sellers the amount of any Adverse Consequences or any other payments to which Buyer is entitled to by reason of the provisions of this Agreement. In the event that Buyer offsets more than the amount of any Adverse Consequences (as finally determined), Buyer shall be responsible to Seller for such sums which should not have been subject to an offset, plus interest thereon from the date of such offset.

                 (i) TAX DISPUTES. In the event that any dispute arises between the Targets and the Internal Revenue Service or any state tax authority relating to an issue in which Sellers have agreed to indemnify Buyer, the Sellers shall have the right to associate with Buyer in the defense or settlement of any such claims. Moreover, Buyer at all times shall act in good faith in order to minimize the tax liability as to issues in which Sellers have agreed to indemnify Buyer (so long as it does not adversely affect the Targets) and shall not settle or compromise any claims or amend any Tax returns of the Targets for any period up to or including the Closing Date without the consent of Sellers, which consent shall not be unreasonably withheld.

         9.      TERMINATION.

                 (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                          (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                          (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event any of the Sellers is in breach, and the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in breach, of any material representation, warranty, or covenant contained in this Agreement in any material respect;

                          (iii) the Buyer may terminate this agreement in accordance with the provision of Section 4;





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                            STOCK PURCHASE AGREEMENT
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                          (iv)    the Buyer may terminate this Agreement by
         giving written notice to the Sellers at any time prior to the Closing if the Closing shall not have occurred on or before January 15, 1998 by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); or

                          (v) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before January 15, 1998 by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

                 (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party. Upon termination, the Buyer shall return or destroy all confidential documents, notes or other written memoranda regarding the Targets delivered in connection with the transactions contemplated hereby within five (5) business days thereafter.

         10.     MISCELLANEOUS.

                 (a)      THE SELLERS.

                          (i) When any particular Seller (as opposed to the Sellers as a group) makes a representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "SEVERAL" obligation of that Seller. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible for any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The covenants of each of the Sellers in Section 2(a) above concerning the sale of his or her Shares to the Buyer and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are the Several obligations of the Sellers.

                          (ii)    When the Sellers as a group make a
         representation, warranty, or covenant herein, then that representation, warranty, or covenant will be referred to herein as the "JOINT AND SEVERAL" obligation of the Sellers. This means that each Seller will be responsible for his or her pro-rata Share of the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any breach thereof. The representations and warranties of the Sellers in
         Section 4 above concerning the Targets are examples of Joint and Several obligations.

                 (b) PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the





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prior written approval of the Buyer and the Sellers provided, however, that in no event shall any press release or public filing by the Buyer disclose the Purchase Price, or other financial terms of this Agreement or the transactions contemplated hereby; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure). The Sellers shall announce the transaction to the Targets' employees simultaneously with the first press release by the Buyer, which shall occur within 24 hours after the execution of this Agreement.

                 (c) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

                 (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof, except that the Confidentiality Agreement dated August 1, 1997, shall remain in effect.

                 (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may assign any or all of its rights and interests hereunder to a wholly-owned subsidiary of Buyer (in any or all of which cases the Buyer nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder and Seller may assign their rights and interests, upon death, to the beneficiaries of their estates).

                 (f) FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement and provide such requesting party with a full set of original signature pages for each of the parties hereto other than the requesting party within two (2) days of the original execution date hereof.

                 (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.





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                 (h)      NOTICES.  All notices, requests, demands, claims, and
other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                 If to a Seller:

                          Terri Younger Miller
                          701 Brickell Key Boulevard, Apt. 2607
                          Miami, Florida  33131
                          Telephone:       (305) 579-9231

                          Kevin T. Kennefick
                          3241 Casco Circle
                          Wayzata, MN  55391
                          Telephone:       (612) 471-0026

                 with a copy to:

                          Mary E. Strand, Esq.
                          Fredrikson & Byron, P.A.
                          900 Second Avenue South, Suite 1100
                          Minneapolis, MN  55402
                          Telephone:       (612) 347-7106
                          Facsimile:       (612) 347-7077

                 If to the Buyer:

                          COREStaff, Inc.
                          4400 Post Oak Parkway, Suite 1130
                          Houston, Texas  77027
                          Attention:  Michael T. Willis
                          Telephone:       (713) 961-3633
                          Facsimile:       (713) 627-1059





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                            STOCK PURCHASE AGREEMENT
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                 with a copy to:

                          Peter T. Dameris, Esq.
                          Margaret G. Reed, Esq.
                          COREStaff, Inc.
                          4400 Post Oak Parkway, Suite 1130
                          Houston, Texas  77027
                          Telephone:       (713) 961-3633
                          Facsimile:       (713) 627-1059

         Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                 (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Texas.

                 (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                 (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgement of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                 (l) EXPENSES. Except as otherwise specifically provided in this Agreement, each of the Buyer and the Sellers will bear his or its own costs and expenses (including legal and





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                            STOCK PURCHASE AGREEMENT
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investment banking fees and expenses) incurred in connection with this
Agreement and the transactions contemplated hereby. Sellers acknowledge and agree that the Targets shall not be liable for any fees or expenses (including but not limited to legal, accounting and/or investment banking) associated with the transactions contemplated by this Agreement.

                 (m) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any statute or law of any Governmental Authority shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                 (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                 (o) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

                 (p) ARBITRATION. IF A PARTY MAKES A GOOD FAITH DETERMINATION THAT A BREACH (OR POTENTIAL BREACH) OF ANY OF THE CONFIDENTIALITY, NON-COMPETITION, OR INTELLECTUAL PROPERTY RIGHTS PROVISIONS OF THIS AGREEMENT BY THE OTHER PARTY (OR THE SELLERS) MAY RESULT IN DAMAGES OR CONSEQUENCES THAT WILL BE IMMEDIATE, SEVERE AND INCAPABLE OF ADEQUATE REDRESS AFTER THE FACT, SO THAT A TEMPORARY RESTRAINING ORDER OR OTHER IMMEDIATE INJUNCTIVE RELIEF IS NECESSARY FOR A REALISTIC AND ADEQUATE REMEDY, THAT PARTY MAY SEEK IMMEDIATE INJUNCTIVE RELIEF WITHOUT FIRST SEEKING RELIEF THROUGH ARBITRATION. AFTER THE COURT HAS RULED ON THE REQUEST FOR INJUNCTIVE RELIEF, THE PARTIES WILL THEREAFTER PROCEED WITH ARBITRATION OF THE DISPUTE AND STAY THE LITIGATION PENDING ARBITRATION. SUBJECT TO THE FOREGOING, THE PARTIES AGREE TO SUBMIT





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TO ARBITRATION, IN ACCORDANCE WITH THESE PROVISIONS, ANY CLAIM OR CONTROVERSY
ARISING FROM OR RELATED TO THE ALLEGED BREACH OF THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THE ARBITRATION PROCESS AGREED UPON HEREIN SHALL BE THE EXCLUSIVE MEANS FOR RESOLVING ALL DISPUTES MADE SUBJECT TO ARBITRATION HEREIN, BUT THAT NO ARBITRATOR SHALL HAVE AUTHORITY TO EXPAND THE SCOPE OF THESE ARBITRATION PROVISIONS. ANY ARBITRATION HEREUNDER SHALL BE CONDUCTED UNDER THE MODEL COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION
(AAA). EITHER PARTY MAY INVOKE ARBITRATION PROCEDURES HEREIN BY WRITTEN NOTICE FOR ARBITRATION CONTAINING A STATEMENT OF THE MATTER TO BE ARBITRATED. THE PARTIES SHALL THEN HAVE FOURTEEN (14) DAYS IN WHICH THEY MAY IDENTIFY A MUTUALLY AGREEABLE, NEUTRAL ARBITRATOR. AFTER THE FOURTEEN (14) DAY PERIOD HAS EXPIRED, THE PARTIES SHALL PREPARE AND SUBMIT TO THE AAA A JOINT SUBMISSION, WITH EACH PARTY TO CONTRIBUTE HALF OF THE APPROPRIATE ADMINISTRATIVE FEE. IN THE EVENT THE PARTIES CANNOT AGREE UPON A NEUTRAL ARBITRATOR WITHIN FOURTEEN
(14) DAYS AFTER WRITTEN NOTICE FOR ARBITRATION IS RECEIVED, THEIR JOINT SUBMISSION TO THE AAA SHALL REQUEST A PANEL OF NINE ARBITRATORS WHO ARE RETIRED JUDGES OR PRACTICING ATTORNEYS WITH PROFESSIONAL EXPERIENCE IN THE FIELD OF COMMERCIAL BUSINESS LAW, AND THE PARTIES SHALL ATTEMPT TO SELECT AN ARBITRATOR FROM THE PANEL ACCORDING TO AAA PROCEDURES. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION HEARING SHALL TAKE PLACE IN MINNEAPOLIS, MINNESOTA, AT A PLACE DESIGNATED BY THE AAA. ALL ARBITRATION PROCEDURES HEREUNDER SHALL BE CONFIDENTIAL. EACH PARTY SHALL BE RESPONSIBLE FOR ITS COSTS INCURRED IN ANY ARBITRATION, AND THE ARBITRATOR SHALL NOT HAVE AUTHORITY TO INCLUDE ALL OR ANY PORTION OF SAID COSTS IN AN AWARD, REGARDLESS OF WHICH PARTY PREVAILS. THE ARBITRATOR MAY INCLUDE EQUITABLE RELIEF. ANY ARBITRATION AWARDED SHALL BE ACCOMPANIED BY A WRITTEN STATEMENT CONTAINING A SUMMARY OF THE ISSUES IN CONTROVERSY, A DESCRIPTION OF THE AWARD, AND AN EXPLANATION OF THE REASONS FOR THE AWARD. IT IS UNDERSTOOD AND AGREED BY THE PARTIES THAT THEIR AGREEMENTS HEREIN CONCERNING ARBITRATION DO NOT OTHERWISE ALTER THE TERMS AND CONDITIONS AS PROVIDED BY THIS AGREEMENT.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]





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                            STOCK PURCHASE AGREEMENT
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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.



                                       BUYER:

                                       CORESTAFF, INC.



                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


                                       TARGETS:

                                       DYNAMIC DATA SOLUTIONS, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                       DDS EUROPE LIMITED

                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------


                                       SELLERS:

                                       --------------------------------------
                                       Terri Younger Miller


                                       --------------------------------------
                                       Kevin T. Kennefick





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                            STOCK PURCHASE AGREEMENT
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